Exhibit 10.14

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment To Lease is dated for reference purposes only June 26, 2009, and is entered into by and between AMB Property, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a California corporation (“Tenant”), who enter into this Agreement with reference to the following facts and objectives:

RECITALS

WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated June 13, 2007 (“Initial Lease”), (collectively the Initial Lease is referred to herein as the “Lease”), with respect to premises consisting of approximately 19,638 rentable square feet located at 1197 Borregas Avenue, Sunnyvale, California (“Original Premises”);

WHEREAS Landlord and Tenant now wish to amend the Lease to provide for, among other things, the extension of the Term of the Lease, and the expansion of the Original Premises to include those certain premises consisting of approximately 31,275 rentable square feet located at 1195 Borregas Avenue, Sunnyvale, California (the “Expansion Premises”) which Expansion Premises are depicted on Exhibit A-1 attached hereto, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.       Recitals. Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.       Expansion Premises.

   2.1        On August 1, 2009, Landlord shall deliver possession of the Expansion Premises and on August 1, 2009, the Original Premises shall be expanded to include the Expansion Premises (the “EP Commencement Date”). If for any reason Landlord cannot deliver possession of the Expansion Premises to Tenant by August 1, 2009, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Amendment or the obligations of Tenant hereunder. Landlord and Tenant acknowledge that Landlord shall use best efforts to complete the Turn Key Tenant Improvements listed in Exhibit B-1 by the EP Commencement Date. Landlord shall complete such Turn Key Tenant Improvements within a reasonable period of time using reasonable efforts to minimize unreasonable interfere with Tenant’s use of the Premises in the construction thereof, including performing the work outside of normal business hours and completing the work within a two week period.

   2.2        From and after the EP Commencement Date, the “Premises” shall mean and refer to the aggregate of the Original Premises and the addition of the Expansion Premises consisting of a combined total of approximately 50,913 rentable square feet located at 1195 and 1197 Borregas Avenue, Sunnyvale, California. Accordingly, from and after the EP Commencement Date, all references in this Amendment and in the Lease to the term “Premises” shall mean and refer to 1195 and 1197 Borregas Avenue, Sunnyvale, California. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the EP Commencement Date, the rentable square footage of the Premises shall be conclusively deemed to be 50,913 rentable square feet.

   2.3        Tenant acknowledges and agrees (i) Tenant has had an opportunity to become familiar with the condition of the Expansion Premises, (ii) Tenant shall accept the Expansion Premises in a good, vacant, and professionally clean condition, and (iii) Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement,

Exhibit B

attached hereto and made a part hereof; provided, however, Landlord shall repair at Landlord’s cost, after receipt of Tenant’s written notice thereof, which notice must be delivered to Landlord within the first one hundred eighty (180) days after Substantial Completion of the Turnkey Tenant Improvements (as defined in Exhibit B) and possession of the Expansion Premises have been tendered to Tenant any defects or deficiencies of the building systems, including without limitation, plumbing, electrical, and mechanical systems serving the Expansion Premises which are not in good working order and/or condition, to the extent Tenant or Tenant’s Work defined in Exhibit B (“Tenant’s Work”) has not caused such systems to not be in good working order and/or condition. If Tenant fails to timely deliver to Landlord any such written notice of the aforementioned defects or deficiencies within said 180-day period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in this Amendment or the Lease. With respect to the Tenant Improvements, Landlord and Tenant shall conduct a walk through of the Premises within five (5) days after Substantial Completion (as defined in Exhibit B) of the Tenant Improvements and Tenant shall provide Landlord with a punch list of items needing repair or correction. Landlord shall correct such punch list items within fifteen (15) days from the day Landlord receives said punch list from Tenant.

   2.4        Tenant further acknowledges and agrees that Landlord’s Turnkey Tenant Improvements shall be installed and constructed by Landlord in the Expansion Premises and Original Premises during the period of Tenant’s occupancy of the Expansion Premises; the completion of such Turnkey Tenant Improvements shall not affect Tenant’s obligation to pay rent or perform Tenant’s covenants and obligations under the Lease and this Amendment (subject to the terms of Section 2.1 above), and shall not affect the EP Commencement Date. Subject to the terms of Section 2.1 above, Tenant hereby expressly (i) agrees that Tenant shall have no right or claim to any abatement, offset or other deduction of the amount of Rent payable by Tenant for the Premises due to the installation and construction of any of the Turnkey Tenant Improvements, (ii) grants Landlord access to any and all of the Premises to perform the Turnkey Tenant Improvements, (iii) so long as Landlord complies with Section 2.1, waives any rights or claims Tenant may have at law or in equity with respect to any interference with Tenant’s conduct of its operations in and about the Premises during the pendency of the work associated with the Turnkey Tenant Improvements, (iv) agrees to use commercially reasonable efforts to not interfere, and to not allow any of Tenant’s Representatives to interfere, with Landlord and its contractors, representatives and consultants in the performance of the work associated with the completion of the Turnkey Tenant Improvements, and (v) agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, unreasonably interfere with Landlord or Landlord’s agents or representatives in performing any of the aforementioned work and any additional work related thereto, Landlord’s work in other areas of the Building or the Park, or the general operation of the Building. Notwithstanding the forgoing or anything contained herein or the Lease to the contrary, in the event Landlord has not completed the Turnkey Tenant Improvements on the Expansion Premises on or before October 1, 2010, Tenant shall be entitled to Rent Abatement for the entire Premises on a day for day basis until the Turnkey Tenant Improvements are Substantially Complete. In addition, if Landlord has still not Substantially Completed the Turnkey Tenant Improvements on or before December 31, 2010, Tenant shall be entitled to terminate the Lease. Landlord has Tenant’s authorization to proceed with all the Tenant Improvement work including the Future Tenant Improvements upon full execution of this First Amendment to Lease.

3.       Base Rent. Effective on the EP Commencement Date, the Monthly Base Rent for the Expansion Premises payable by Tenant to Landlord shall be as follows:

Period	Suite 1195 Base Monthly Rent
8/1/09 – 12/31/09	Waived
1/1/10 – 7/31/10	$20,954.00
8/1/10 – 1/31/11	$21,528.00
2/1/11 – 1/31/12	$34,403 00
2/1/11 – 7/31/12	$35,966.00

Operating Expenses are waived on the entire Expansion Premises during the free base rent period 8/1/09 – 12/31/09. Operating Expenses will be charged on only 21,275 square feet from January 1, 2010 – December 31, 2010. Commencing January 1, 2011 Tenant will pay 100% of Operating Expenses on the Expansion Premises.

Effective from and after the EP Commencement Date, the Monthly Base Rent for the Original Premises payable by Tenant to Landlord shall be as follows:

Base Monthly Rent
8/1/09 – 7/31/10	$27,493.20
8/1/10 – 7/31/11	$22,584.00
8/1/11 – 7/31/12	$23,566.00

4.       Term Extension. The Term of the Lease is hereby extended to and including July 31, 2012 (“Expiration Date”)

5.       Tenant’s Pro-Rata Share of Expenses. Commencing on the EP Commencement Date, Tenant’s Pro-Rata Share of Expenses shall be increased as follows:

Period	Tenant’s Share of Operating, Utility and Common Area Utility Expenses	Tenant’s Share of Building Expenses
Until 12/31/09	6%	38.6%
1/1/10 – 12/31/10	12.5%	80.3%
1/1/11 – 7/31/12	15.6%	100%

Operating Expenses are waived on the entire Expansion Premises during the free base rent period 8/1/09 – 12/31/09. Operating Expenses will be charged on only 21,275 square feet from January 1, 2010 – December 31, 2010. Commencing January 1, 2011 Tenant will pay 100% of Operating Expenses on the Expansion Premises.

6.       Security Deposit. Effective on the EP Commencement Date, pursuant to Addendum Two of the Lease – Letter of Credit, Tenant shall maintain the Letter of Credit through the new Expiration Date as set forth in Paragraph 4 hereinabove and increase the Letter of Credit amount equal to two months Base Rent $71,932.00.

7.       Insurance. Tenant shall deliver to Landlord, upon delivery of the Expansion Premises to Tenant, a certificate of insurance evidencing that effective on the EP Commencement Date the Expansion Premises shall be included within and covered by Tenant’s insurance policies required to be carried by Tenant pursuant to the Lease.

8.       Tenant Move-in and Lease Renewal Questionnaire. In accordance with the Lease, Tenant is required to fill out a new Tenant Move-in and Lease Renewal Questionnaire for Commercial and Industrial Properties (“Questionnaire”) with any renewal attached hereto as Exhibit C Tenant shall deliver a completed and executed Questionnaire to Landlord concurrently with Tenant’s execution and delivery of this Amendment.

9.       Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the meanings given them in the Lease.

10.     Lease Status. The Lease is in full force and effect and there are no other amendments or addenda to the Lease other than those set forth herein and Tenant is aware of no claims under the Lease.

11.       Other Terms and Conditions. Except as expressly modified herein, all other terms and conditions of the Lease continue in full force and effect.

12.       Brokers. Each party hereto represents and warrants to the other party hereto that it has dealt with no broker or finder in connection with Tenant’s leasing of the Expansion Premises. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense arising out of any breach or alleged breach of its foregoing representation and warranty.

13.       General Provisions.

    (a)        Time of Essence. Time is of the essence with respect to each provision of this Amendment.

    (b)        Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

    (c)        Governing Law/Venue. This Amendment shall be construed and interpreted in accordance with the laws of the State of California.

    (d)        Modification. This Amendment cannot be amended or modified except by a written agreement, executed by each of the parties hereto.

    (e)        Captions. The captions of this Amendment are for convenience purposes only, and shall have no effect on its construction or interpretation.

    (f)        Singular and Plural; Gender. When required by the context of this Amendment, the singular shall include the plural, and the masculine shall include the feminine.

    (g)        Waiver. No consent or waiver, express or implied, by either party to this Amendment or of any breach or default by the other in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by such party hereunder. Failure on the part of any party hereto to complain of any act or failure to act of the other party or to declare the other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder.

    (h)        Severability. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

    (i)        Counterparts/ Faxed and Emailed Signatures. This Amendment may be executed in counterparts and fax signatures and signatures transmitted by email shall be deemed originals for all purposes.

    (j)        Interpretation. The terms of this Amendment shall be interpreted neutrally regardless of which party prepared this Amendment or the language in question.

    (k)        Confidentiality. The terms and conditions of this Amendment shall remain confidential between Landlord and Tenant.

    (l)        Entire Understanding. This Amendment represents the entire understanding between the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto No party hereto has relied upon any representation, warranty or understanding not set forth herein or in the Lease, either oral or written, as an inducement to enter into this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

AMB PROPERTY, LP., a Delaware limited partnership

By:	AMB PROPERTY CORPORATION,
its General Partner

	By:	/s/ Amy A. Pallas
Amy A. Pallas
Its: Director		Vice President, Leasing & Marketing
	Date:	7-14-09

TENANT:

INVENSENSE, INC., a Delaware corporation

By:	/s/ Mahesh Karanth
Name:	Mahesh Karanth
Title:	CFO InvenSense, Inc.
Date:

By:
Name:
Title:
Date:

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing This Amendment must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Amendment

EXHIBIT A-1

EXPANSION PREMISES

This Exhibit is incorporated as a part of that certain First Amendment To Lease Agreement, dated June 13, 2007 (the “Amendment”), by and between AMB Property, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises consisting of approximately 31,275 rentable square feet located at 1195 Borregas Avenue, Sunnyvale, California (“Premises”); as more particularly described in -Exhibit A-1 to the Amendment. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease and Addendum.

EXHIBIT A-2

ORIGINAL AND EXPANSION PREMISES

EXHIBIT B

TENANT IMPROVEMENTS

This Exhibit B (the “Exhibit”) is incorporated as a part of that certain First Amendment To Lease Agreement, dated July 13, 2007 (the “Amendment”), by and between AMB Property, L.P., a Delaware limited partnership (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises consisting of approximately 50,913 rentable square feet located at 1195 and 1197 Borregas Avenue, Sunnyvale, California as more particularly described in Exhibit A-2 to the Amendment. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease and Addendum. For purposes of this Exhibit B, the Expansion Premises as defined in the First Amendment are referred to in this Exhibit B as the “Premises”.

1.        Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements in the Premises pursuant to the terms of this document at Landlord’s sole cost and expense, as set forth herein, as described on Exhibit B-1 attached hereto (“Tenant Improvements” or “Turnkey Tenant Improvements”) Any other work shall be performed by Tenant at Tenant’s expense subject to Section 6 below, pursuant to the terms of this Exhibit B and Section 7.3 of the Lease, except that Landlord shall not charge any administrative fee in connection with Tenant’s Work (“Tenant’s Work”).

2.        Definition. “Tenant Improvements” as used in the Lease shall include only those interior improvements described on Exhibit B-1 attached hereto and reference on the Exhibit A-2.

3.        Tenant’s Initial Plans; the Work. Tenant desires Landlord to install the Turnkey Tenant Improvements. The Turnkey Tenant Improvements shall be in substantial accordance with the description of the Turnkey Tenant Improvements set forth on Exhibit B-1 and Exhibit A-2 and such work shall be hereinafter referred to as the “Work”.

4.        Performance of Work. The Tenant Improvements shall be constructed by a general contractor selected by Landlord (the “General Contractor”). Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable after the materials for the Work have be obtained. Except as hereinafter expressly provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or otherwise shown in the Initial Plans) building standard materials, quantities and procedures then in use by Landlord for the Industrial Center (“Building Standards”).

5.        Substantial Completion. Landlord shall cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements within a commercially reasonable time (the “Completion Date”), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Work, moratoriums, governmental agencies, delays on the part of governmental agencies and weather, (b) the lack of availability or shortage of specialized materials used in the construction of the Tenant Improvements, (c) any matters beyond the control of Landlord, the General Contractor or any subcontractors, or (d) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a), (b), (c) and (d) are collectively referred to as “Force Majeure Delays”). The Tenant Improvements shall be deemed substantially complete on the earlier of the date that the General Contractor issues to Landlord a notice of substantial completion, so long as Tenant may legally occupy the Expansion Premises but for Tenant’s Work, and the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate

1

6.        Tenant Improvement Costs/Landlord to Pay for Turnkey Tenant Improvements. Landlord shall pay all Tenant Improvement Costs for the Turnkey Tenant Improvements out lined in Exhibit B-1. Tenant shall be responsible for any costs outside the scope outlined in Exhibit B-1

7.        Work During Tenant’s Occupancy. It is acknowledged and agreed that the Turnkey Tenant Improvements hereunder may occur during Tenant’s Tenant’s occupancy of the Premises. Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Turnkey Tenant Improvements Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Turnkey Tenant Improvements caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees

8.        Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this document, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this document, the terms of this document shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

2

EXHIBIT B-1

DESCRIPTION OF TURNKEY TENANT IMPROVEMENT(S)

Expansion Premises TI

1.	Take down the wall between the Original Premises and Expansion Premises near engineering.

2.	Provide new carpet in the front lab area (match existing carpet) and construct six (6) new offices, take down a portion of the wall - Future TI.

3.	Provide new carpet in the Shipping/Receiving Area (match existing carpet), take down a portion of the wall and construct four (4) offices - Future TI.

4.	Purchase and install 75 cubes wired for voice and data. Provide power to the initial 75 cubicles. Cubes to remain the property of Landlord at the end of the term.

5.	Convert one (1) conference room to two (2) private offices.

6.	Convert existing Server Room to Server/Lab/Storage room.

7.	Install a 4’ x 8’ skylight.

8.	Enclose the electrical panel located at the front near the lobby.

9.	Enclose the electrical panel located in the Shipping/Receiving Area - Future.

10.	Add opening in lobby conference room to main open office area.

11.	Add one conference room in the lobby area with new carpet and aluminum framed glass wall with vertical intermittent framed mullions between the glass panels.

Original Premises Tenant Improvement

12.	Provide new tile and new paint in the lobby area.

13.	Provide new carpet in the hallway.

14.	Provide a new counter and paint in the restrooms.

15.	Provide tinted film for the windows in the Lobby area.

16.	Provide 3 new doors in the lobby area.

EXHIBIT C

ENVIRONMENTAL MOVE-IN QUESTIONNAIRE

Property Name: Moffett R&D
Property Address:	1195 and 1197 Borregas Avenue, Sunnyvale, California
Lease Date:	June 26, 2009
Landlord:	AMB Property, L.P.
Tenant:	InvenSense

Instructions: The following questionnaire is to be completed at the time of Lease execution by the Tenant representative with knowledge of the planned operations for the specified building/location.

1-0         PLANNED USE/OPERATIONS

1-1.        Describe planned use and include brief description of manufacturing processes employed.

2.0         HAZARDOUS MATERIALS

2-1.        Are Hazardous Materials as defined in the lease Agreement used, handled, or stored at the Premises? If so, continue with the next question. If not, go to Section 3.0.

☐ No     ☐ Yes

2-2.         Please attach a chemical inventory that identifies the type(s), use(s) and quantity of each chemical used or stored on the site and include Material Safety Data Sheets for each chemical. In addition, describe the proposed hazardous material storage area (preferably on a site plan or figure) and planned measures to manage potential releases to the environment (e.g., spill containment measures, Spill Response Plans, etc.).

3.0         HAZARDOUS WASTES

3-1.        Are hazardous wastes generated? If so, continue with the next question. If not, skip this section and go to Section 4.0

☐ No    ☐ Yes

3-2.        Are any wastes generated, handled, or disposed of (where applicable) on the property? If so, identify and describe on separate pages those wastes generated, handled or disposed of (disposition). Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as “listed characteristic or statutory” wastes. Include total amounts generated monthly. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable.

3-3.        Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? If so, please describe on a separate page.

4.0        USTS/ASTS

4-1.       Are underground storage tanks (USTs), aboveground storage tanks (ASTs), clarifiers, or associated pipelines required for planned operations? if not continue with Section 5.0. If yes, please describe on separate page the capacity, contents, design and construction of USTs or ASTs and provide copies of appropriate regulatory permits.

☐ No    ☐ Yes

1

5.0        REGULATORY

5-1.       Does the operation have or require any permits for Hazardous Materials or waste discharge including but limited to National Pollutant Discharge Elimination System (NPDES) or equivalent permit? If so, please provide a copy of this permit.

5-2.       Has a Hazardous Materials Business Plan been developed for the site? If so, please provide a copy.

TENANT CERTIFICATION

I am familiar with the real property and facility operations described in this questionnaire, and I am authorized to sign on behalf of the Tenant. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge I also understand that the Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:	/s/ Mahesh Karanth

Name:	Mahesh Karanth

Title:	CFO InvenSense, Inc.

Date:

Telephone:

2